UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

LifePoint Hospitals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

103 Powell Court
Suite 200
Brentwood,
Tennessee
(Address of Principal		37027
Executive Offices)		(Zip Code)

(615) 372-8500

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 8.01 Other Events.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: NOTICE OF REDEMPTION

Item 8.01 Other Events.

     At the request of Historic LifePoint Hospitals, Inc. (“Historic LifePoint”), a wholly-owned subsidiary of LifePoint Hospitals, Inc. (the “Company”), on May 16, 2005, U.S. Bank National Association (as successor in interest to National City Bank), as trustee under the Indenture dated as of May 22, 2002 as amended by the First Supplemental Indenture dated as of April 15, 2005 (collectively, the “Indenture”) relating to Historic LifePoint’s 4 1/2 % Convertible Subordinated Notes due 2009 (the “Notes”) mailed a Notice of Redemption (the “Notice of Redemption”) to holders of the Notes providing that Historic LifePoint will redeem on June 15, 2005 (the “Redemption Date”) all of the $221,000,000 aggregate principal amount of the outstanding Notes at a price equal to 102.571% of their principal amount plus accrued and unpaid interest from June 1, 2005 to, but excluding, the Redemption Date. The Notes are convertible at the option of the holder at any time on or prior to the close of business on the business day immediately prior to the Redemption Date at a conversion rate of 21.1153 shares of common stock of the Company per $1,000 principal amount of Notes, or an effective conversion price of approximately $47.36 per share. A copy of the Notice of Redemption is included as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Not Applicable

     (b) Not Applicable

     (c) Exhibits.

     The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release of LifePoint Hospitals, Inc., dated May 16, 2005.

99.2	Notice of Redemption, dated May 16, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifePoint Hospitals, Inc.

Date: May 16, 2005	By:	/s/ Michael J. Culotta

	Name:	Michael J. Culotta
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of LifePoint Hospitals, Inc., dated May 16, 2005.

99.2	Notice of Redemption, dated May 16, 2005.